UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

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BLUEGREEN VACATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 9, 2018, Bluegreen Vacations Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Shawn B. Pearson, the Company’s President and Chief Executive Officer.  Pursuant to the Employment Agreement, Mr. Pearson receives an annual base salary, which will initially be $950,000. Mr. Pearson’s annual base salary may be adjusted from time to time at the discretion of the Company’s Compensation Committee; however, it may not be decreased without Mr. Pearson’s consent.  In addition to his annual base salary, Mr. Pearson will also be entitled to receive an annual incentive bonus (“Incentive Bonus”) based on criteria approved annually by the Company’s Compensation Committee.  Mr. Pearson’s Incentive Bonus for 2018 will be based on the Company’s EBITDA. Mr. Pearson’s target Incentive Bonus for 2018 is $950,000 but the actual Incentive Bonus payable to Mr. Pearson may be less than, equal to or greater than the target amount (up to a maximum of $1,425,000) depending on the Company’s EBITDA as compared to certain target levels approved by the Company’s Compensation Committee. Mr. Pearson will also receive a signing bonus of $300,000.  The signing bonus will be credited against the Incentive Bonus payable to Mr. Pearson for 2018 (or paid in lieu of the Incentive Bonus payable to Mr. Pearson for 2018 if such Incentive Bonus is less than $300,000).  In addition, as previously disclosed, including in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2018, Mr. Pearson participates in the Company’s Executive Leadership Incentive Program (the “ELIP”), which provides for the grant of cash-settled performance units and cash-settled stock appreciation rights to participants in the ELIP. Mr. Pearson is also eligible to receive discretionary bonuses as the Compensation Committee may approve from time to time. The Company has also agreed to reimburse Mr. Pearson for certain automobile, housing and travel expenses (which reimbursements will include tax gross-up payments) and to provide Mr. Pearson with certain other benefits, including expatriate health insurance for Mr. Pearson and his family and expatriate life, death and disability insurance for Mr. Pearson.

The Employment Agreement will continue until terminated. The Employment Agreement may be terminated by the Company or Mr. Pearson at any time and for any reason, whether by the Company with or without “Cause” or due to Mr. Pearson’s “Incapacity”, or by Mr. Pearson with or without “Good Reason” (as such terms are defined in the Employment Agreement). If the Employment Agreement is terminated by the Company due to Mr. Pearson’s Incapacity or the Employment Agreement is terminated as a result of Mr. Pearson’s death, Mr. Pearson or his surviving spouse, as applicable, will be entitled to receive any unpaid salary and benefits accrued through the date of termination and continued housing and automobile expenses for the lesser of twelve months after the date of termination and such period of time following the date of termination that Mr. Pearson or his surviving spouse, as applicable, maintains a Florida residence.

If the Employment Agreement is terminated by the Company for “Cause” or by Mr. Pearson without “Good Reason,” Mr. Pearson will be entitled to receive any unpaid salary and benefits accrued through the date of termination.  If the Employment Agreement is terminated by the Company without “Cause” or by Mr. Pearson for “Good Reason,” Mr. Pearson will be entitled to receive, in addition to any unpaid salary and benefits accrued through the date of termination, the following severance payments (collectively, “Salary and Bonus Severance”): (i) continued salary payments for a period of eighteen months and (ii) payment in an amount equal to 1.5 times the average of the actual annual Incentive Bonuses paid to Mr. Pearson for the two years immediately prior to the date of termination, in each case, payable in accordance with the Company’s regular payroll practices. In addition, if the Employment Agreement is terminated by the Company without “Cause” or by Mr. Pearson for “Good Reason” at a time when Mr. Pearson is covered by an expatriate medical, dental, and vision insurance plan or plans and Mr. Pearson resides in the United States, the Company will pay Mr. Pearson an amount equal to 18 months of premiums for his personal expatriate health, dental and vision plan or plans, less the amount of the required contribution for comparable coverage by active employees under the Company’s group health plan and applicable taxes (the “Benefits Severance” and, collectively with the Salary and Bonus Severance, the “Severance Payments”).

Notwithstanding the foregoing, if the Company terminates Mr. Pearson’s employment because of, or incidental to, a “Change of Control” (as defined in the Employment Agreement), and in any case no more than one year following the Change of Control, then, in lieu of any Severance Payments described in the preceding paragraph, Mr. Pearson will be entitled to receive, in addition to any unpaid salary and benefits accrued through the date of termination, a lump sum payment (the “Change in Control Severance Payment”) in an amount equal to (i) two times his then-current annual base salary and (ii) the average of his annual Incentive Bonuses for the two years immediately prior to the date of termination.  A “Change of Control” will not be deemed to have occurred under the Employment Agreement for so long as BBX Capital Corporation, which currently owns 90% of the Company’s outstanding common stock, or any of BBX Capital Corporation’s affiliates or controlling shareholders is deemed to continue to control the Company.

In connection with his entry into the Employment Agreement, Mr. Pearson also entered into a Non-Compete, Non-Disclosure, and Non-Solicitation Agreement with the Company (the “Restrictive Covenants Agreement”). The Company’s obligation under the Employment Agreement to make any Severance Payments or Change in Control Severance Payment is conditioned upon Mr. Pearson executing a waiver and release in favor of the Company, including a reaffirmation of the Restrictive Covenants Agreement, and such waiver and release becoming effective and irrevocable.

The foregoing description of the Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1    Employment Agreement by and between Bluegreen Vacations Corporation and Shawn B. Pearson, effective as of May 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2018	BLUEGREEN VACATIONS CORPORATION

By:	/S/ Anthony M. Puleo
Anthony M. Puleo
Executive Vice President, Chief Financial Officer and Treasurer; President, Bluegreen Treasury Services